UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1 to Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 20, 2011

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Aetna Inc. (“Aetna”) hereby amends its Current Report on Form 8-K filed on May 23, 2011 in this Current Report on Form 8-K/A to disclose Aetna’s Board of Directors (the “Board”) determination with respect to the frequency of future shareholder non-binding advisory votes on the compensation of Aetna’s named executive officers.  No other changes have been made to the Current Report on Form 8-K filed on May 23, 2011.

Section 5 – Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders.

Aetna’s Board has considered the shareholder vote regarding the frequency of future shareholder advisory votes on the compensation of Aetna’s named executive officers and, at a meeting of the Board of Directors on July 29, 2011, adopted the shareholders’ recommendation of an annual advisory vote on the compensation of Aetna's named executive officers until the next shareholder vote on this matter, which will occur no later than Aetna’s Annual Meeting of shareholders in 2017, or until the Board of Directors otherwise determines that a different frequency for such advisory vote would be in the best interests of Aetna’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: August 2, 2011	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer